As filed with the Securities and Exchange Commission on June 29, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	64-0676974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

209 Troy Street

Tupelo, Mississippi 38804

(662) 680-1001

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

RENASANT CORPORATION

DEFERRED STOCK UNIT PLAN

(Full title of the plan)

Copy to:

E. ROBINSON McGRAW President and Chief Executive Officer Renasant Corporation 209 Troy Street Tupelo, Mississippi 38804 (662) 680-1001	JANE E. ARMSTRONG, ESQ. Phelps Dunbar LLP 365 Canal St., Suite 2000 New Orleans, Louisiana 70130 (504) 584-9244
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $5.00 par value	100,000 shares	$23.52	$2,352,000	$73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Act”), in the event of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Common Stock of Renasant Corporation (the “Registrant”), this Registration Statement shall, without the payment of any additional consideration, automatically cover the additional shares of Common Stock that become issuable under the Plan as a result thereof.

(2)	Calculated pursuant to Rule 457(h) of the Act and based on the average of the high and low sales prices per share of the Registrant’s Common Stock, as quoted on the NASDAQ Stock Market, Inc. on June 26, 2007.

EXPLANATORY NOTE

On December 23, 2002, Renasant Corporation (formerly known as The Peoples Holding Company) (the “Registrant”) filed a Registration Statement (File No. 333-102152) in accordance with the requirements of Form S-8 (the “2002 Registration Statement”) under the Securities Act of 1933, as amended, to register 30,000 shares of Registrant common stock, par value $5.00 per share (the “Common Stock”), which had been authorized and reserved for issuance under the Deferred Stock Unit Plan (the “Plan”). Pursuant to Form S-8, General Instruction E, the contents of the 2002 Registration Statement shall be incorporated by reference into this Registration Statement on Form S-8 (the “2007 Registration Statement”).

On each of December 1, 2003 and August 28, 2006, the Registrant effected a three-for-two stock split of the Common Stock, and as provided in the 2002 Registration Statement, the number of shares registered increased to 67,500 shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

On June 5, 2007, the Registrant’s Board of Directors approved an amendment to the Plan that provides for the issuance of an additional 100,000 shares of Common Stock (the “Additional Shares”) under the Plan. This 2007 Registration Statement is filed for the purposes of registering the Additional Shares under the Plan, and incorporating by reference the contents of the 2002 Registration Statement (including the 67,500 shares of Common Stock previously registered by the 2002 Registration Statement).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

5	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered hereunder.

23.1	Consent of Horne LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24.1	Power of Attorney (included in the signature pages hereto).

99.1	Amendment No. 2 to Renasant Corporation Deferred Stock Unit Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 5th day of June, 2007.

RENASANT CORPORATION

By:	/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints E. Robinson McGraw and Stuart R. Johnson, and each of them, as his true and lawful attorneys-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Renasant Corporation to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Renasant Corporation Deferred Stock Unit Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E. Robinson McGraw E. Robinson McGraw	President and Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2007

/s/ Stuart R. Johnson Stuart R. Johnson	Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2007

/s/ William M. Beasley William M. Beasley	Director	June 5, 2007

/s/ George H. Booth, II George H. Booth, II	Director	June 5, 2007

/s/ Frank B. Brooks Frank B. Brooks	Director	June 5, 2007

/s/ Francis J. Cianciola Francis J. Cianciola	Director	June 5, 2007

/s/ John M. Creekmore John M. Creekmore	Director	June 5, 2007

/s/ Marshall H. Dickerson Marshall H. Dickerson	Director	June 5, 2007

/s/ John T. Foy John T. Foy	Director	June 5, 2007

/s/ Richard L. Heyer, Jr. Richard L. Heyer, Jr.	Director	June 5, 2007

/s/ Neal A. Holland Neal A. Holland	Directors	June 5, 2007

/s/ Harold B. Jeffreys Harold B. Jeffreys	Director	June 5, 2007

/s/ Jack C. Johnson Jack C. Johnson	Director	June 5, 2007

/s/ J. Niles McNeel J. Niles McNeel	Director	June 5, 2007

/s/ Theodore S. Moll Theodore S. Moll	Director	June 5, 2007

/s/ John W. Smith John W. Smith	Director	June 5, 2007

/s/ H. Joe Trulove H. Joe Trulove	Director	June 5, 2007

/s/ J. Larry Young J. Larry Young	Director	June 5, 2007

EXHIBIT INDEX

Exhibit Number	Document Description

5	Opinion of Phelps Dunbar LLP as to the legality of the securities being registered hereunder.

23.1	Consent of Horne LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Phelps Dunbar LLP (included in Exhibit 5 hereto).

24.1	Power of Attorney (included in the signature pages hereto).

99.1	Amendment No. 2 to Renasant Corporation Deferred Stock Unit Plan.